Exhibit 99.1

Parker Drilling Announces Initial Results of Tender Offer and Consent

Solicitation

HOUSTON, Jan. 22, 2014 /PRNewswire/ — Parker Drilling Company (NYSE: PKD) (the “Company”) today announced the initial tender and consent solicitation results of its previously announced offer to purchase any and all of its outstanding 9.125% Senior Notes due 2018 (“2018 Notes”) pursuant to the Offer to Purchase and Consent Solicitation dated January 7, 2014. In conjunction with the tender offer, the Company solicited from holders of the notes consents to proposed amendments to the indenture for the 2018 Notes, which would eliminate most of the covenants and certain default provisions thereunder (the “Proposed Amendments”).

As of January 21, 2014, at 5:00 p.m., New York City time, the Company had received the requisite tenders and consents to effect the Proposed Amendments, which will become effective upon execution of the supplemental indenture governing the 2018 Notes.

Today (the “Initial Settlement Date”), the Company accepted for purchase $416,199,000 aggregate principal amount of the outstanding 2018 Notes (or 97.9% of the outstanding principal amount of 2018 Notes) for a purchase price equal to $1,061.98, plus accrued and unpaid interest up to, but not including, the Initial Settlement Date for each $1,000 principal amount of the 2018 Notes purchased. This amount includes a consent payment of $30.00 per $1,000 principal amount of 2018 Notes accepted for purchase.

The Offer to Purchase the 2018 Notes will expire at 11:59 p.m., New York City time, on February 4, 2014 unless extended or earlier terminated (the “Expiration Time”). Holders of the 2018 Notes who validly tender such notes on or prior to the Expiration Time, and which notes are accepted for purchase, will receive consideration equal to $1,031.98 per $1,000 principal amount of the 2018 Notes, plus any accrued and unpaid interest on the 2018 Notes up to, but not including, the final settlement date, which is expected to be February 5, 2014.

As the withdrawal time and date of 5:00 p.m. New York City time on January 21, 2014 has passed, previously tendered 2018 Notes can no longer be withdrawn, and holders who tender 2018 Notes after the withdrawal date will not have withdrawal rights.

The Company retained BofA Merrill Lynch to act as sole dealer manager for the tender offer. Questions or requests for assistance regarding the terms of the tender offer should be directed to BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 387-3907 (collect). Requests for the Offer to Purchase and other documents relating to the tender offer may be directed to D.F. King Co., Inc., information agent for the tender offer, at (212) 269-5550 (for banks and brokers only) or (800) 628-8536 (for all others).

None of the Company, the dealer manager, the information agent or the depositary makes any recommendation as to whether or not holders should tender their 2018 Notes pursuant to the tender offer. Each holder must make its own decision as to whether to tender its 2018 Notes and, if so, the principal amount of the 2018 Notes to be tendered.

This press release is for informational purposes only and is neither an offer to buy nor solicitation of an offer to sell any securities.

The tender offer is being made pursuant to the terms of the Offer to Purchase and related documents. The tender offer is not being made to holders of 2018 Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this news release, including but not limited to those relating to the tender offer and other statements that are not historical facts are forward-looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include results of operations, market conditions, capital needs and uses, satisfaction of the financing condition to the tender offer and other risks and uncertainties that are beyond the Company’s control, including those described in the Company’s Form 10-K for the year ended December 31, 2012 and its other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update forward-looking information.